Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

Heritage Global Inc.

ARTICLE I

NAME

The name of this corporation is “Heritage Global Inc.”

ARTICLE II

PURPOSES

This corporation may engage in any activity or business permitted under the laws of the United States of America and of this State.

ARTICLE III

CAPITAL STOCK

The maximum number of shares at stock which this corporation is authorized to have at any time is:

(a)COMMON STOCK

(1) Three Hundred Million (300,000,000) shares of common stock, having a par value of $0.01 per share (the “Common Stock”).

(2) Effective 12:01 am on November 28, 2003 (the “Effective Date”), each one (1) share of Common Stock of the Company’s issued and outstanding shall, by virtue of this amendment of the Company’s Articles of Incorporation, be combined into one-twentieth (1/20th) of one (1) share of fully paid and non-assessable Common Stock of the Company, subject to treatment of fractional share interests described below. Following the effectiveness of these Articles of Amendment, the Company will evidence the reverse stock split effected by this paragraph (a)(2) pursuant to the procedures of the Company.

(i)No fractional shares of Common Stock of the Company shall be issued. No Stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock records books any purported transfer of any fractional shares of Common Stock of the Company.

(ii)A holder of Common Stock, who immediately prior to the Effective Date, owns a number of shares of Common Stock of the Company which is not evenly divisible by the

Exhibit 3.1

reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Company, rounded to the nearest whole number.

(b) PREFERRED STOCK

Ten million (10,000,000) shares of preferred stock, having a par value of $10.00 per share (the “Preferred Stock”). The Preferred Stock may be issued in one or more series. The Board of Directors shall have the authority to divide the Preferred Stock into one or more series and subject to the provisions and limitations set forth herein, to determine the relative rights and preferences of the shares of any series so established with regard to the rate or manner of payment of dividends, whether such shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption, sinking fund provisions, if any, for the redemption or purchase of such shares, the terms and conditions, if any, on which such shares may be converted, and voting rights, if any. Provided, however, except as to any rights and preferences as determined by the Board of Directors as set forth above, all shares of such Preferred Stock regardless of series shall be identical.

(c) 12% CUMULATIVE CONVERTIBLE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 7,500 shares of Preferred Stock shall be designated 12% Cumulative Convertible Preferred Stock, shall have a par value of $10 per share, and shall have the following rights and preferences:

1. Dividends. The holders of the shares of 12% Cumulative Convertible Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor and when and as declared by the Board of Directors dividends at the rate of One Dollar and Twenty Cents ($1.20) per share per annum, and no more, payable in cash quarterly commencing on April 1, 1992, and continuing on the first day of July, October, January, and April of each year that any shares of 12% Cumulative Convertible Preferred Stock are outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock of the Company. Such dividends shall accrue on each share of 12% Cumulative Convertible Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of 12% Cumulative Convertible Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Common Stock.

For purposes of this Subpart (c) of Article III, unless the context otherwise requires, the term “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, on the repurchase or redemption of shares of capital stock of the Company (other than redemptions provided for in Subsection 3 of this Subpart (c) of Article III or repurchases of Common Stock held by employees of the Company upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property.

Exhibit 3.1

2. Voting Rights. Each share of 12% Cumulative Convertible Preferred Stock shall entitle the holder thereof to 40 votes on all matters submitted to a vote of the Company’s shareholders.

3. Redemption.

(a) The Company may, at any time after issuance of the 12% Cumulative Convertible Preferred Stock, call for redemption at the Redemption Price (as defined below) any or all of the outstanding shares of 12% Cumulative Convertible Preferred Stock in accordance with this Subsection 3. If the Company redeems less than all the outstanding shares of 12% Cumulative Convertible Preferred Stock, the Company shall redeem from each holder a number of shares of 12% Cumulative Convertible Preferred Stock that bears the same proportion to all the shares of 12% Cumulative Convertible Preferred Stock to be redeemed as the shares of 12% Cumulative Convertible Preferred Stock held of record by the holder bears to all the shares of 12% Cumulative Convertible Preferred Stock at the time outstanding. However, if a fraction of a share would be redeemed from any holder, the Company may, in order to avoid the redemption of a fractional share, redeem the next higher whole number of shares from the holder or, at its option, add that fraction to the shares to be redeemed from any other holder or holders.

(b) The Company shall mail notice of any redemption by certified mail, postage prepaid, to each holder of record of the shares of the 12% Cumulative Convertible Preferred Stock to be redeemed, at his or her address registered with the Company, which notice shall be accompanied by payment in full of the Redemption Price. The date of the mailing of notice of redemption shall be the Redemption Date.

(c) If notice of redemption has been mailed and the Company has made payment of the Redemption Price, on the Redemption Date all rights of the holders of the shares, as shareholders of the Company by reason of the ownership of the shares, shall cease, and after the Redemption Dare the shares shall not be outstanding. If less than all the shares represented by any certificate are redeemed, a new certificate, representing the unredeemed shares, shall be issued to the holder thereof without cost (except for the payment of any applicable transfer taxes) to the holder.

(d) To facilitate the redemption of any shares of 12% Cumulative Convertible Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Company to be closed as to such shares as of the record date for determining the holders of 12% Cumulative Convertible Preferred Stock entitled to notice of redemption.

(e) For purposes of this Subpart (c) of Article III, the term “Redemption Price” shall mean $10.50 per share of 12% Cumulative Convertible Preferred Stock.

(f) In the event that the shares of 12% Cumulative Convertible Preferred Stock are redeemed, the Board of Directors reserves the right to further amend the Company’s Articles of Incorporation to amend and re-designate the rights and preferences applicable to the shares of Preferred Stock designated herein as 12% Cumulative Convertible Preferred Stock.

Exhibit 3.1

4. Optional Conversion Into Common Stock.

(a) Subject to the provisions of Subsection 3 of Subpart (c) of Article III regarding Redemption, and subject to the terms and conditions of this Subsection 4, the holder of any share or shares of 12% Cumulative Convertible Preferred Stock has the right at any time after the expiration of six months after the issuance of the shares of 12% Cumulative Convertible Preferred Stock at its option to convert all or a portion of the shares of 12% Cumulative Convertible Preferred Stock held by it into such number of whole shares of Common Stock as is determined by multiplying the number of shares of 12% Cumulative Convertible Preferred Stock converted by 40. However, on any liquidation of the Company, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the 12% Cumulative Convertible Preferred Stock. The holder may exercise this right of conversion only by giving written notice that the holder elects to convert a stated number of shares of the 12% Cumulative Convertible Preferred Stock into shares of Common Stock on the date specified in the notice and surrendering to the Company a certificate or certificates for the 12% Cumulative Convertible Preferred Stock to be converted, at its principal office, at any time during its usual business hours on or before the date set forth in the notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock should be issued.

(b) Promptly after the receipt of the written notice referred to above and surrender of the share or shares of 12% Cumulative Convertible Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares. No fractional shares shall be issued upon conversion of the 12% Cumulative Convertible Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the date specified in the written notice, and at that time the rights of the holder of the share or shares, as such a holder, shall cease, and the holder of the 12% Cumulative Convertible Preferred Stock shalt become the holder of record of the shares of Common Stock.

5. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the 12% Cumulative Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Common Stock, an amount equal to Ten Dollars ($10.00) per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the 12% Cumulative Convertible Preferred Stock, the remaining assets of the Company available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock, each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the 12% Cumulative Convertible Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the 12% Cumulative Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts

Exhibit 3.1

which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Neither a consolidation nor merger of the Company into or with any other corporation or corporations, nor the merger of any other corporation into the Company, nor the sale or transfer by the Company of all or any part of its assets, nor a reorganization of the of The Company, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Company, nor a reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company within the meaning of any of the provisions of this Subsection 5.

(d)	CLASS A VARIABLE RATE CUMULATIVE CONVERTIBLE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 200,000 shares of Preferred Stock shall be designated Class A Variable Rate Cumulative Convertible Preferred Stock (“Class A Preferred Stock”), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

1. Dividends. The holders of the shares of Class A Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor and when and as declared by the Board of Directors cumulative dividends at the rate of 5.55% per annum; provided, however, the dividend rate shall be adjusted monthly commencing on April 1, 1992, and continuing on the first day of each and every month thereafter while each share of Class A Preferred Stock is outstanding. The dividend rate for each such month shall be equal to the published rate paid by Texas Commerce Bank, National Association, Houston, Texas, on 30-day certificates of deposit in effect on the first day of each such month plus 2%. Dividends shall be payable in cash quarterly commencing on April 1, 1992, and continuing on the first day of July, October, January and April of each year that any shares of Class A Preferred Stock are outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock of the Company. Such dividends shall accrue on each share of Class A Preferred Stock from day to day from the date of initial issuance thereof whether or not there are funds legally available for payment of dividends, or such dividends are earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Class A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Common Stock.

For purposes of this Subpart (d) of Article III, unless the context otherwise requires, the term “distribution” shall mean the transfer of cash or property without consideration, or issuance of indebtedness, whether by way of dividend or otherwise, payable other than in Common Stock, as a dividend on any class or series of capital stock of the Company on the repurchase or redemption of shares of capital stock of the Company (other than repurchases of Common Stock held by employees of the Company upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property or as a payment by the Company in liquidation of all or a portion of its assets.

Exhibit 3.1

2. Voting Rights. Each share of Class A Preferred Stock shall entitle the holder thereof to the number of votes which is equal to the number of shares of Common Stock into which the Class A Preferred Stock is convertible pursuant to Subsection 4 at the time the vote is take, on all matters submitted to a vote of the Company’s shareholders. Except as otherwise provided herein or required law, holders of shares of Class A Preferred Stock shall vote with the holders of shares of Common Stock and any other class of stock entitled to vote and not as a separate class.

3. [Intentionally omitted.]

4. Optional Conversion Into Common Stock.

(a) Subject the terms and conditions of this Subsection 4, the holder of any share or shares of Class A Preferred Stock has the right at any time after the issuance of the shares of Class A Preferred Stock at its option to convert all or a portion of the shares of Class A Preferred Stock held by it into such number of whole shares of Common Stock as is determined by multiplying the number of shares of Class A Preferred Stock by a fraction, the numerator of which is $10.00 and the denominator is the Conversion Price (as hereinafter defined). However, on any liquidation of the Company, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class A Preferred Stock. The holder may exercise this right of conversion only by giving written notice that the holder elects to convert a stated number of shares of the Class A Preferred Stock into shares of Common Stock on the date specified in the notice and surrendering to the Company a certificate or certificates for the Class A Preferred Stock to be converted, at its principal office, at any time during its usual business hours on or before the date set forth in the notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock should be issued.

(b) Promptly after the receipt of the written notice referred to above and surrender of the share or shares of Class A Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares or shares. No fractional shares shall be issued upon conversion of the Class A Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the date specified in the written notice, and at that time the rights of the holder of the share or shares, as such a holder, shall cease, and the holder of Class A Proffered Stock shall the holder of record of the shares of Common Stock.

(c) The conversion price per share of Common Stock as of any date (the “Conversion Price”) shall be $.058375 (the “Initial Conversion Price”), as adjusted from time to time in accordance with paragraph (d) of this Subsection 4.

(d) (1) In the event that the Company shall make any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, each holder of a share of Class A Preferred Stock shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the

Exhibit 3.1

option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

(2) If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(3) If any capital reorganization or reclassification of the capital of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for their shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, each holder of a share(s) of Class A Preferred Stock shall have the right thereafter for so long as such share(s) is outstanding to convert such share(s) into the kind and amount of stock, securities, or assets receivable upon such reorganization, reclassification, consolidations, merger, or sale by a holder of the number of shares of Common Stock into which such share(s) of Class A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidations, merger, or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

(4) Before taking any action which would cause an adjustment reducing the Conversion Price at any time in effect below the then par value of the shares of Common Stock issuable upon conversion of shares of Class A Preferred Stock, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price as so adjusted.

(5) Whenever the Conversion Price is adjusted, as herein provided, the Company shall send to each holder of a share of Class A Preferred Stock a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring adjustment.

(6) In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

Exhibit 3.1

(2) the Company shall authorize the granting to holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or

(3) of any capital reorganization or reclassification of the capital stock of the Company or of any consolidation or merger of the Company with another corporation, or of the sale of all or substantially all of its assets to another corporation which is to be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities, or other assets with respect to or in exchange for Common Stock; or

(4) of the voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then the Company shall promptly send to the holder of each share of Class A Preferred Stock, at least 30 days prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record date is not to be taken, the date as of which the holders of shares of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up.

5. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Class A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Class B Preferred Stock or Common Stock, an amount equal to Ten Dollars ($10.00) per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Class A Preferred Stock, the remaining assets of the Company available for distribution to stockholder, if any, shall be distributed exclusively to the holders of Class B Preferred Stock or Common Stock. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the Class A Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Class A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Neither a consolidation nor merger of the Company into or with any other corporation or corporations, nor the merger of any other corporation into the Company, nor the sale or transfer by the Company of all or any part of its assets nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Company, nor a reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company within the meaning of any of the provisions of this Subsection 5.

Exhibit 3.1

(e)	CLASS B VARIABLE RATE CUMULATIVE CONVERTIBLE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 22,500 shares of Preferred Stock shall be designated Class B Variable Rate Cumulative Convertible Preferred Stock (“Class B Preferred Stock”), shall have a par value of $10.00 per share and shall have the following rights and preferences:

1. Dividends. The holders of the shares of Class B Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor and when and as declared by the Board of Directors cumulative dividends at the rate of 5.55% per annum; provided, however, the dividend rate shall be adjusted monthly commencing on April 1, 1992, and continuing on the first day of each and every month thereafter while each share of Class B Preferred Stock is outstanding. The dividend rate for each such month shall be equal 10 the published rate paid by Texas Commerce Bank, National Association, Houston, Texas, on 30-day certificates of deposit in effect on the first day of each such month plus 2%. Dividends shall be payable in cash quarterly commencing on April 1, 1992, and continuing on the first day of July, October, January, and April of each year that any shares of Class B Preferred Stock are outstanding. Such dividends are prior and in preference to any declaration or payment of any distribution (as defined below) on the Common Stock of the Company. Such dividends shalt accrue on each share of Class B Preferred Stock from day to day from the date of initial issuance thereof whether or not there are funds legally available for payment of dividends, or such dividends are earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Class B Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Common Stock.

For purposes of this Subpart (e) of Article III, unless the context otherwise requires, the term “distribution” shall mean the transfer of cash or property without consideration, or issuance of indebtedness, whether by way of dividend or otherwise, payable other than in Common Stock, as a dividend on any class or series of capital stock of the Company on the repurchase or redemption of shares of capital stock of the Company (other than redemptions provided for in Subsection 3 of this Subpart (d) of Article III or repurchases of Common Stock held by employees of the Company upon termination of their employment pursuant to agreements providing for such repurchase) for cash or property or as a payment by the Company in liquidation of all or a portion of its assets.

2. Voting Rights. Except as otherwise provided by law, the shares of Class B Preferred Stock shall have no voting rights.

3. Redemption.

(a) The Company may, at any time after issuance of the Class B Preferred Stock, call for redemption at the Redemption Price (as defined below) any or all of the outstanding shares of Class B Preferred Stock in accordance with this Subsection 3. The Company shall mail notice of any redemption by certified mail, postage prepaid, to each holder of record of the shares

Exhibit 3.1

of the Class B Preferred Stock to be redeemed, at his or her address registered with the Company, which notice shall be accompanied by payment in full of the Redemption Price. The date of the mailing of notice of redemption shall be the Redemption Date.

(b) If notice of redemption has been mailed and the Company has made payment of the Redemption Price, on the Redemption Date all rights of the holders of the shares, as shareholders of the Company by reason of the ownership of the shares, shall cease, and after the Redemption Dare the shares shall not be outstanding. If less than all the shares represented by any certificate are redeemed, a new certificate, representing the unredeemed shares, shall be issued to the holders thereof without cost (except for the payment of any applicable transfer taxes) to the holder. If called for redemption, the right to convert Class B Preferred Stock to Common Stock pursuant to Subsection 4 shall terminate on the close of business on the day before the date fixed for actual payment of the Redemption Price unless the Company shall default in paying the Redemption Price.

(c) To facilitate the redemption of any shares of Class B Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Company to be closed as to such shares as of the record date for determining the holders of Class B Preferred Stock entitled to notice of redemption.

(d) For purposes of this Subpart (e) of Article III, the term “Redemption Price” shall mean $10.00 per share of Class B Convertible Preferred Stock, plus the amount of any accrued and unpaid dividends on such share on the date payment of the Redemption Price is paid.

4. Optional Conversion Into Common Stock.

(a) Subject to the provisions of Subsection 3 of this Subpart (e) of Article III regarding redemption, and subject to the terms and conditions of this Subsection 4, the holder of any share or shares of Class B Preferred Stock has the right at any time after the issuance of the shares of Class B Preferred Stock at its option to convert all or a portion of the shares of Class B Preferred Stock held by it into such number of whole shares of Common Stock as is determined by multiplying the number of shares of Class B Preferred Stock by a fraction, the numerator of which is S 10.00 and the denominator is the Conversion Price (as hereinafter defined). However, on any liquidation of the Company, the right of conversion shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class B Preferred Stock. The holder may exercise this right of conversion only by giving written notice that the holder elects to convert a stated number of shares of the Class B Preferred Stock into shares of Common Stock on the date specified in the notice and surrendering to the Company a certificate or certificates for the Class B Preferred Stock to be converted, at its principal office, at any time during its usual business hours on or before the date set forth in the notice, together with a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock should be issued.

(b) Promptly after the receipt of the written notice referred to above and surrender of the share or shares of Class B Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock Issuable upon the conversion of such share or

Exhibit 3.1

shares. No fractional shares shall be issued upon conversion of the Class B Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the date specified in the written notice, and at that time the rights of the holder of the share or shares, as such a holder, shall cease, and the holder of the Class B Preferred Stock shall become the holder of record of the shares of Common Stock.

(c) The conversion price per share of Common Stock as of any date (the “Conversion Price”) shall be $.058375 (the “Initial Conversion Price”), as adjusted from time to time in accordance with paragraph (d) of this Subsection 4.

(d) (1) In the event that the Company shall make any distribution of its assets upon or with respect to its Common Stock, as liquidating or partial liquidating dividend, each holder of a share of Class B Preferred Stock shall, upon the exercise of his right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company. a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) which would have been distributed to such holder if he had exercised his right to convert immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

(2) If at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(3) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for their shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, each holder of a share(s) of Class B Preferred Stock shall have the right thereafter for so long as such share(s) is outstanding to convert such share(s) into the kind and amount of stock, securities, or assets receivable upon such reorganization, reclassification, consolidations, merger, or sale by a holder of the number of shares of Common Stock into which such share(s) of Class B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, consolidations, merger, or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

(4) Before taking any action which would cause an adjustment reducing the Conversion Price at any time in effect below the then par value of the shares of Common Stock issuable upon conversion of shares of Class B Preferred Stock, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue

Exhibit 3.1

fully paid and nonassessable shares of such Common Stock at such Conversion Price as so adjusted.

(5) Whenever the Conversion Price is adjusted, as herein provided, the Company shall send to each holder of a share of Class B Preferred Stock a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring adjustment.

(6) In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

(2) the Company shall authorize the granting to holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or

(3) of any capital reorganization or reclassification of the capital stock of the Company or of any consolidation of merger of the Company with another corporation, or of the sale of all or substantially an of its assets to another corporation which is to be effected in such a way that holders of the Common Stock shall be entitled to receive stock securities, or other assets with respect to or in exchange for Common Stock; or

(4) of the voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then the Company shall promptly send to the holder of each share of Class B Preferred Stock, at least 30 days prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record date is not to be taken, the date as of which the holders of shares of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that the holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up.

5. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Class B Preferred Stock then outstanding shalt be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus, or earnings, before any payment shall be made in respect of the Common stock, an amount equal to Ten Dollars ($10.00) per share, plus all accrued and unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Class B Preferred Stock, the remaining assets of the Company available for distribution to stockholders, if any, shalt be

Exhibit 3.1

distributed exclusively to the holders of Common Stock, each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the Class B Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Class B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. Neither a consolidation nor merger of the Company into or with any other corporation or corporations, nor the merger of any other corporation into the Company, nor the sale or transfer by the Company of all or any part of its assets, nor a reorganization of the Company, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the capital stock of the Company, nor a reduction of the capital stock of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company within the meaning of any of the provisions of this Subsection 5

(f) CLASS C CONVERTIBLE CUMULATIVE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 240,000 shares of Preferred Stock shall be designated as Class C Convertible Cumulative Redeemable Preferred Stock (the “Class C Preferred Stock”), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

1. Dividends. The holders of the Class C Preferred Stock shall be entitled to cumulative preferential dividends, when, as and if declared by the Board of Directors on a quarterly basis on November 15, February 15, May 15 and August 15 each year in an amount equal to eight percent (18%) per annum of the liquidation preference per share of $60.00. In the event the Corporation has not filed a registration statement relating to the Conversion Shares (as hereinafter defined) under the Securities Act of 1933, as amended (the “Act”), within 12 months of the final closing of the private placement of the Class C Preferred Stock by the Corporation (the “Final Closing”) and such registration statement is not declared effective under the Act within such 12-month period, the cumulative preferential dividend rate shall be increased to twelve percent (12%) per annum of the liquidation preference per share of $60.00. Dividends may be paid (to the extent permissible under the Florida Business Corporation Act) to the holders of the Class C Preferred Stock in cash or, at the option of the Company, in shares (the “Dividend Shares”) of common stock of the Corporation, par value $.007 per share (the “Common Stock”) (based upon the last sale price of a share of Common Stock (or the five (5) trading days preceding the record date for a particular dividend) provided that such Dividend Shares are covered by a registration statement which has been declared effective under the Act.

2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each share of Class C Preferred Stock shall have a liquidation preference of $60.00 per share.

3. Voting Rights. Except as otherwise required by applicable law, the Class C Preferred Stock shall have no voting rights.

Exhibit 3.1

4. Redemption. The Corporation may, at its option, (a) redeem shares of Class C Preferred Stock at any time prior to the fourth anniversary of the Final Closing on not less than thirty (30) nor more than sixty (60) days’ written notice to such holders at a redemption price equal to $60.00 per share plus accrued and unpaid dividends provide that: (i) shares of Common Stock issuable upon conversion of shares of Class C Preferred Stock (the “Converted Shares”) are covered by a registration statement which has been declared effective under the Act, or the Conversion Shares are otherwise exempt from registration under the Act in the opinion of counsel to the Company, and (ii) during the immediately preceding thirty (30) consecutive trading days ending within fifteen (15) days of the date of notice of redemption to the holders, the closing bid price of the Corporation’s Common Stock in not less than $8.00 per share.

(b) redeem shares of Class C Preferred Stock at any time after the fourth anniversary of the Final Closing on not less than thirty (30) nor more than sixty (60) days’ written notice to such holders at a redemption price equal to $90.00 per share plus accrued and unpaid dividends provided that the Conversion Shares are covered by a registration statement which has been declared effective under the Act or the Conversion Shares are otherwise exempt from registration under the Act in the opinion of counsel to the Company.

5. Conversion Into Common Stock.(a) Subject to the terms and conditions of subsections (a) and (b) of this Section 5, and unless previously redeemed, issued and outstanding shares of Class C Preferred Stock may be converted, at the option of the holder, at any time after three (3) months from the first closing of the private placement of the Class C Preferred Stock by the Corporation (the “First Closing”) into such number of shares of the Corporation’s Common Stock (the “Conversion Shares” ) as shall equal $60.00 divided by the lower of (a) $2.50 or (b) the closing bid price for any five consecutive trading days during the period commencing on the Final Closing and ending eighteen months thereafter (but in no event less than $1.25) (the “Conversion Price”) subject to adjustment as set forth below.

(b) On the fifth anniversary of the Final Closing (the “Conversion Date”), and with no other action required by the Corporation or the holder of the Class C Preferred Stock, the shares of Class C Preferred Stock held by each holder thereof shall be converted into such number of whole shares of Common Stock at a Conversion Price equal to the lower of the then current Conversion Price or 50% of the average closing bid price of the Common Stock for the ten (10) trading days immediately preceding the fifth anniversary of the Final Closing.

(c) The Conversion Price shall be subject to adjustment as follows:

(i) In case the Corporation shall subdivide the number of outstanding shares of the Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, the Conversion Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive the same, to the price (computed to the nearest cent) determined by dividing (A) the product obtained by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such subdivision or contraction, by (B) the number of shares of Common Stock outstanding immediately after such subdivision or contraction;

Exhibit 3.1

(ii) In the event that the Corporation shall issue or sell shares of its Common Stock (except for shares issuable upon exercise or conversion of securities outstanding or issuable by the Company as of December 18, 1995) at a price per share less than the then current Conversion Price (the “New Issue Price”), the Conversion Price shall be reduced to the greater of the New Issue Price or $1.25 per share; and

(iii) In the event that the Corporation’s registration statement under the Act registering the Conversion Shares is not declared effective within twelve (12) months after the Final Closing, the Conversion Price shall be subject to an additional reduction of 10% for each 90-day delay in the effective date of such registration statement, provided however that in no event shall the Conversion Price be less than $1.25 per share.

(d) Promptly after the receipt of certificates representing Class C Preferred Stock and surrender of Class C Preferred Stock, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such Class C Preferred Stock. No fractional shares shall be issued upon conversion of the Class C Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the Conversion Date (or on the next preceding business day if the Conversion Date is not a business day) and at that time the rights of the holder of Class C Preferred Stock, as such holder, shall cease, and the holder of the Class C Preferred Stock shall become the holder of record of shares of Common Stock.

(e) Notwithstanding anything herein to the contrary, on any liquidation of the Corporation, the right of conversion of the Class C Preferred Stock shall terminate at the close of business on the last full business day before the date fixed for payment of the amount distributable on the Class C Preferred Stock.

6. Registration Rights. The Corporation, within twelve (12) months of the Final Closing, shall file a registration statement registering the reoffer and resale of the Conversion Shares by the Holders thereof; provided, however, that in the event the Company files a registration statement prior to the expiration of twelve (12) months from the Final Closing, the Conversion Shares shall be included in such registration statement to the extent permitted by law. In the event that the registration statement is not declared effective within such 12-month period, the Conversion Price will be reduced as provided by Subsection 5(a) of this Subpart (f) of Article III, and dividends payable on the Class C Preferred Stock will be increased as provided by Subsection 1 of this Subpart (f) of Article III.

7.Lock-up. The Conversion Shares and Dividend Shares may not be publicly sold until after the first anniversary of the Final Closing without the prior written consent of Commonwealth Associates.

8.Rank. With respect to the payment of dividends and rights to redemption and upon liquidation, the shares of the Class C Preferred Stock shall be subordinate to any issued and

Exhibit 3.1

outstanding shares of Class A Preferred Stock and Class B Preferred Stock of the Corporation and shall rank senior to the shares of Common Stock of the Corporation.

(g) SERIES D PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 1,000 shares of Preferred Stock shall be designated as a new Series D Preferred Stock (the “Series D Preferred Stock”), which shall have a par value of $10.00 per share, and which shall have the following rights and preferences:

1. Dividends. If and when dividends are declared by the Board of Directors on the shares of Common Stock, the holders of Series D Preferred Stock shall be entitled to receive the same dividend as declared on the shares of Common Stock based on the number of shares of Common Stock which would have been held by the holder of each issued and outstanding share of Series D Preferred Stock if that share of Series D Preferred Stock had been converted in accordance with Section III(h)(3) below to shares of Common Stock immediately prior to the record date for the dividend.

2. Voting Rights. Except as otherwise required by applicable law, the Class D Preferred Stock shall have no voting rights.

3. Conversion Into Common Stock.

(i) Subject to the terms and conditions of this Section III(g)(3), each issued and outstanding share of Series D Preferred Stock may be converted, at the option of the holder at any time within the nine (9) month period beginning September 2, 1997 and ending on June 1, 1998 (the “Conversion Period”) into such number of shares of Common Stock (the “Conversion Shares”) as shall equal 6250 divided by the lower of (a) $9.25, or (b) the average closing bid price of the Common Stock for the five (5) consecutive trading days immediately preceding the Conversion Date as established in Sub-section (iii) below.

(ii) Each issued and outstanding share of Series D Preferred Stock which has not been converted to Common Stock at the election of the holder thereof during the Conversion Period pursuant to Sub-section (i) above, shall be automatically converted to Common Stock effective on the last day of the Conversion Period on the same basis as calculated and established for that date in Sub-section (i) above.

(iii) The holder may exercise this right of conversion only by delivering written notice to the Company that the holder elects to convert a stated number of shares of Series D Preferred Stock into shares of Common Stock (“Conversion Date”) and surrendering to the Company a certificate or certificates for the shares of the Series D Preferred Stock to be converted, at the principal office of the Company, at any time during its usual business hours on the Conversion Date.

(iv) Promptly after the receipt of certificates representing Series D Preferred Stock and surrender of Series D Preferred Stock, the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the number of whole shares of

Exhibit 3.1

Common Stock issuable upon the conversion of such Series D Preferred Stock. No fractional shares shall be issued upon conversion of the Series D Preferred Stock into shares of Common Stock. To the extent permitted by law, the conversion shall be deemed to have been effected as of the close of business on the Conversion Date (or on the next preceding business day if the Conversion Date is not a business day) and at that time the rights of the holder of Series D Preferred Stock, as such holder, shall cease, and the holder of the Series D Preferred Stock shall become the holder of record of shares of Common Stock.

4. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, each share of Series D Preferred Stock shall have a liquidation preference of $6,250.00 per share. This liquidation preference shall be subordinate to the liquidation preferences attached to any issued and outstanding shares of Class A, Class B and Class C Preferred Stock, but shall rank senior to the shares of Common Stock of the Company.

(h) 5% SERIES E CONVERTIBLE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 1,000 shares of Preferred Stock shall be designated as 5% Series E Convertible Preferred Stock (the “Series E Preferred Stock”). The number of shares so designated as Series E Preferred Stock shall not be subject to increase without the consent of the holders of the Series E Preferred Stock (each, a “Holder” and collectively, the “Holders”). Each share of Series E Preferred Stock shall have a par value of $10.00 and a stated value of $10,000.00 (the “Stated Value”).

1. Dividends.

(a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year during the term of this Subpart (h) of Article III (each a “Dividend Payment Date”), commencing on September 30, 1998, in cash or shares of Common Stock (as defined in Section 7) at, subject to the terms and conditions set forth herein, the option of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 7), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Any dividends not paid on any Dividend Payment Date shall continue to accrue and shall be due and payable upon conversion of the Preferred Stock. A party that holds shares of Preferred Stock on a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. All overdue accrued and unpaid dividends and other amounts due herewith shall entail a late fee at the rate of 15% per annum (to accrue daily, from the date such dividend is due hereunder through and including the date of payment). Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be

Exhibit 3.1

distributed ratably among the Holders based upon the number of shares held by each Holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 4(c)(i). The Company shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock not less than 10 Trading Days prior to any Dividend Payment Date for so long as shares of Preferred Stock are outstanding. If dividends are paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Dividend Payment Date divided by the Conversion Price (as defined below) on such date.

(b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

(i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

(ii) such shares of Common Stock are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent in the form and substance acceptable to the Holders and such transfer agent;

(iii) the Common Stock is not then listed or quoted on the Nasdaq SmallCap Market (“Nasdaq”) or on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”);

(iv) the Company has failed to timely satisfy its conversion obligations hereunder; or

(v) the issuance of such shares of Common Stock would result in the recipient thereof beneficially owning, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), more than 4.999% of the then issued and outstanding shares of Common Stock.

(c)So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 4) upon, nor shall any distribution be made in respect of, any Junior Securities (as defined in Section 7), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan.

Exhibit 3.1

2. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of all of the shares of the Preferred Stock then outstanding, alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 3) senior to or otherwise pari passu with or senior to the Preferred Stock, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (e) increase the authorized number of shares of Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

3. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 4. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

4. Conversion.

(a) (i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 4(a)(iii) of this Subpart (h) of Article III) at the Conversion Ratio (as defined in Section 7) at the option of the Holder, at any time and from time to time, from and after the Original Issue Date. Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (a “Conversion Notice”). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a certificate for such number of shares as have not been converted.

Exhibit 3.1

(ii) Automatic Conversion. Subject to the provisions in this paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur so long as (a) (1) an Underlying Securities Registration Statement (as defined in Section 7) is not then effective or (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the three-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the Nasdaq or any Subsequent Market, (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Securities and Exchange Commission (the “Commission”) by the Filing Date (as defined in the Registration Rights Agreement), or (c) if an Underlying Securities Registration Statement shall have been declared effective by the Commission, (x) the failure of such Underlying Securities Registration Statement to remain effective during the “Effectiveness Period” (as defined in the Registration Rights Agreement) as to all Underlying Shares, or (y) the suspension of the Holder’s ability to resell Underlying Shares thereunder.

(iii) Certain Conversion Restrictions.

(A)The Holder agrees not to convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder’s determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section.

The provisions of this Section will not apply to any conversion pursuant to Section 4(a)(ii) of this Subpart (f) of Article III, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by

Exhibit 3.1

applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

(B) If on any Conversion Date (A) the Common Stock is listed for trading on the Nasdaq or the Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock and as payment of dividends thereon in shares of Common Stock, together with any shares of the Common Stock previously issued upon conversion of shares of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the “Issuable Maximum” ), and (C) the Company shall not have previously obtained the vote of shareholders (the, “Shareholder Approval”), if any, as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any success entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equa1 to the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum (the “Excess Stated Value”), the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Stated Value, plus accrued dividends on all shares of Preferred Stock being converted, divided by (y) the Initial Conversion Price , and (ii) deliver to the Holder cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder’s pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the “Discount Equivalent”), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 7) for the Excess Stated Value. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the Case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

(b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 4(a)(iii) of this Subpart (h) of Article III), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash), and (iv) if the Company has elected

Exhibit 3.1

and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1 (b) of the Purchase Agreement), representing such shares of Common Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes of this Subpart (h) of Article III, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

(ii)If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i), including for purposes of this Subpart (h) of Article III, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section of this Subpart (h) of Article III or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third (3rd ) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue Underlying Shares pursuant to Section 4(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such Underlying Shares will be subject to the provision of this Section.

(iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i), including for purposes of this Subpart (h) of Article III, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in

Exhibit 3.1

satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate stated value of the shares of Preferred Stock for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(c) (i) The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) the Initial Conversion Price (as defined in Section 7) and (b) 90% (the “Discount Rate,”) multiplied by the average of the three (3) lowest Per Share Market Values during the twenty two (22) Trading Day period immediately preceding the applicable Conversion Date, provided, however, that such twenty two (22) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock was suspended from the Nasdaq or a Subsequent Market, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares. If: (a) an Underlying Securities Registration Statement is not filed on or prior to the Filing Date (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be “reviewed,” or not subject to further review, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the Effectiveness Period, without being succeeded within (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended from the Nasdaq or a Subsequent Market for more than three (3) Business Days (which need not be consecutive days), (1) the conversion rights of the Holders are suspended for any reason or (g) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission’s notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an “Event,” and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 10 day-period is exceeded, or for purposes of clause (e) the date of which such

Exhibit 3.1

three (3) Business Day-period is exceeded, being referred to as “Event Date”), then each of the Initial Conversion Price and the Discount Rate shall be decreased by 2% on the Event Date and each monthly anniversary thereof until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured (i.e., the Discount Rate would decrease to 88% as of the Event Date and 86% as of the one month anniversary of such Event Date). Commencing on the second month anniversary after the Event Date, the Holder shall have the option to either (x) require further cumulative 2% discounts to continue or (y) require the Company to pay to the Holder 2% of the aggregate Stated Values of the shares of Preferred Stock then held by such Holder, in cash, as liquidated damages and not as a penalty on the first day of each monthly anniversary of the Event Date, until such time as the applicable Event is cured. Any decrease in the Initial Conversion Price and the Discount Rate pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Initial Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have

Exhibit 3.1

been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 4 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

(iv)If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes of this Subpart (h) of Article III, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

(v)If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 4(c)(ii)-(iv) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”) selected in good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of

Exhibit 3.1

Common Stock. Such adjustment shall be made whenever any such distribution is, made and shall become effective immediately after the record date mentioned above.

(vi)All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vii) Whenever the Conversion Price is adjusted pursuant to Section 4(c)(i), (ii), (iii), (iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(ix) If (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (c) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be ,taken, the date, as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action

Exhibit 3.1

required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(x) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined in Section 7) or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 33% or more of the Common Stock (such announcement being referred to herein as a “Major Announcement” and the date on which a Major Announcement is made, the “Announcement Date”), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price that would otherwise have been in effect on the Conversion Date for such Preferred Stock but for the application of this Section. “Abandonment Date” means with respect to any proposed transaction or tender offer exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

(xi) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(a) and Section 4(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of Section 3.1(b) of the Purchase Agreement.

(xii) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(xiii) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any

Exhibit 3.1

documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(xiv) Shares of Preferred Stock converted into Common Stock shall be canceled. The Company may not reissue any shares of Preferred Stock.

(xv)Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

5. Optional Redemption.

(a) The Company shall have the right, exercisable at any time upon 20 Trading Days’ notice (an “Optional Redemption Notice”) to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below), provided, that the Company shall not be entitled to deliver an Optional Redemption Notice to the Holders if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company’s conversion obligations of all shares of Preferred Stock then outstanding, or (ii) the Underlying Shares then outstanding are not registered for resale pursuant to an effective Underlying Securities Registration Statement and may not be sold without volume restrictions pursuant to Ru1e 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock

Exhibit 3.1

is not then listed for trading on the Nasdaq or a Subsequent Market. The entire Optional Redemption Price shall be paid in cash. Holders may convert (and the Company shall honor such conversions in accordance with the terms of this Subpart (h) of Article III) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 20th Trading Day after the receipt of an Optional Redemption Notice.

(b) If any portion of the Optional Redemption Price shall not be paid by the Company by the 20th Trading Day after the delivery of an Optional Redemption Notice, interest shall accrue thereon at the rate of 15% per annum until the Optional Redemption Price plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price remains unpaid after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either (i) demand conversion of all or any portion of the shares of Preferred Stock for which such Optional Redemption Price, plus interest thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder’s notice of such election, return to the Holder all of the Unpaid Redemption Shares.

(c) The “Optional Redemption Price” shall equal the sum of (i) the product of (A) the number of shares of Preferred Stock to be redeemed and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the date of the Optional Redemption Notice or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (2) the Conversion Ratio calculated on the date of the Optional Redemption Notice, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

6. Redemption Upon Triggering Events.

(a)Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), has the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater. If the Company fails to pay the redemption price hereunder in full pursuant to this Section within seven (7) days after the date of a demand therefor, the Company will pay interest thereon at a rate of 15% per annum, accruing daily from such seventh day until the redemption price, plus all such interest thereon, is paid in

Exhibit 3.1

full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof.

(b) A “Triggering Event” means anyone or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

(ii)if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement;

(iii) the failure of the Common Stock to be listed for trading on the Nasdaq or on a Subsequent Market or the suspension of the Common Stock from trading on the Nasdaq or on a Subsequent Market, in either case, for more than three (3) days (which need not be consecutive days);

(iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions of this Subpart (h) of Article III prior to the 10th day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms of this Subpart (h) of Article III;

(v) the Company shall be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction) or shall redeem more than a de minimis number of shares of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

(vi) an Event shall not have been cured to the satisfaction of the Holders prior to the expiration of thirty (30) days from the Event Date relating thereto;

(vii) the Company shall fail for any reason to deliver the certificate or certificates required pursuant to Section 4(b)(iii) or the cash pursuant to a Buy-In within seven (7) days after notice is deemed delivered hereunder; or

(viii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder.

Exhibit 3.1

7. Definitions.For the purposes of this Subpart (h) of Article III, the following terms shall have the following meanings:

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after July 7, 1998 by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company’s board of directors which is not approved by those individuals who are members of the board of directors on October 9, 1997 in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company’s securities continue to hold at least 33% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

“Common Stock” means the Company’s common stock, par value $.007 per Share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Ratio” means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid late fees thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms of this Subpart (h) of Article III, and the denominator of which is the Conversion Price at such time.

“Initial Conversion Price” means (x) for the first 80 days following the Original Issue Date, 110% of the average of the Per Share Market Values for the five (5) Trading Days immediately preceding the Original Issue Date, and (y) from and after the 181st day following the Original Issue Date (the “Record Date”), the average of the Per Share Market Values for the five (5) Trading Days immediately preceding the Record Date.

“Junior Securities” means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

“Mandatory Redemption Amount” for each share of Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and all accrued dividends with respect to such share, and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

Exhibit 3.1

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the Nasdaq or on such Subsequent Market on which the Common Stock is then listed or quoted on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the Nasdaq or on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible, Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holder of the Preferred Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the Original Holder of the Preferred Stock.

“Trading Day” means (a) a day on which the Common Stock is traded on the Nasdaq or on such Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the Nasdaq or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Underlying Securities Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a “selling stockholder” thereunder.

Exhibit 3.1

“Underlying Shares” means, collectively, the shares of Common Stock into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms of this Subpart (h) of Article III.

(i) 5% SERIES F CONVERTIBLE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 1,000 shares of Preferred Stock shall be designated as 5% Series F Convertible Preferred Stock (the “Series F Preferred Stock”).

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 5% Series Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be 1,000 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)); Each share of Preferred Stock shall have a par value of $10 and a stated value of $10,000 (the “Stated Value”).

Section 2. Dividends.

(a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year during the term hereof (each a “Dividend Payment Date”), commencing on September 30, 1998, in cash or shares of Common Stock (as defined in Section 8) at, subject to the terms and conditions set forth herein, the option of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned Of declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Any dividends not paid on any Dividend Payment Date shall continue to accrue and shall be due and payable upon conversion of the Preferred Stock. A party that holds shares of Preferred Stock on a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. All overdue accrued and unpaid dividends and other amounts due herewith shall entail a late fee at the rate of 15% per annum (to accrue daily, from the date such dividend is due hereunder through and including the date of payment). Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i). The Company shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock not less than 10 Trading Days prior to any Dividend Payment Date for so long as shares of Preferred Stock are outstanding. If dividends are paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Dividend Payment Date divided by the Conversion Price (as defined below) on such date.

Exhibit 3.1

(b)Subject to Section 5(a)(iii)(B) and notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

(i)the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

(ii)such shares of Common Stock are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent in the form and substance acceptable to the Holders and such transfer agent;

(iii) the Common Stock is not then listed or quoted on the Nasdaq SmallCap Market (“NASDAQ”) or on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a “Subsequent Market”);

(iv)the Company has failed to timely satisfy its conversion obligations hereunder; or

(v) the issuance of such shares of Common Stock would result in the recipient thereof beneficially owning, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), more than 4.999% of the then issued and outstanding shares of Common Stock.

(c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities (as defined in Section 8), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan.

Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of all of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with or senior to the Preferred Stock, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any

Exhibit 3.1

Holders, (e) increase the authorized number of shares of Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

Section 5. Conversion.

(a)(i)Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii) of this Subpart (i) of Article III) at the Conversion Ratio (as defined in Section 8) at the option of the Holder, at any time and from time to time, from and after the Original Issue Date. Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (a “Conversion Notice”‘). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the “Conversion Date”). If no Conversion date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

(ii) Automatic Conversion. Subject to the provisions in this paragraph and Section 5(a)(iii)(B), all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date at the Conversion Price oil such date. The conversion contemplated by this paragraph shall not occur at such time as (a) (1) an Underlying Securities Registration Statement (as defined in Section 8) is not then effective or (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an

Exhibit 3.1

opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the three-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the NASDAQ or any Subsequent Market, (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Securities and Exchange Commission (the “Commission” ) by the Filing Date (as defined in the Registration Rights Agreement), or (c) if an Underlying Securities Registration Statement shall have been declared effective by the Commission, (x) the failure of such Underlying Securities Registration Statement to remain effective during the Effectiveness Period (as defined in the Registration Rights Agreement) as to all Underlying Shares, or (y) the suspension of the Holder’s ability to resell Underlying Shares thereunder.

(iii) Certain Conversion Restrictions.

(A) The Holder agrees not to convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder’s determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 4(a)(ii) of this Subpart (i) of Article III, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

(B) If on any Conversion Date (A) the Common Stock is listed for trading on the NASDAQ or the Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon (i) conversion in full of all then outstanding shares of Preferred Stock, as payment of dividends thereon in shares of Common Stock, and (ii) exercise of the Additional Warrant (as defined in the Exchange Agreement), if the exercise price of the Additional Warrant is less than

Exhibit 3.1

the closing sales price of the Common Stock on the Original Issue Date, together with any shares of the Common Stock previously issued upon conversion of shares of Preferred Stock, as payment of dividends thereon and exercise of the Additional Warrant, if the exercise price of the Additional Warrant is less than the closing sales price of the Common Stock on the Original Issue Date, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the “Issuable Maximum”), and (C) the Company shall not have previously obtained the vote of shareholders (the “Shareholder Approval”), if any, as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any success entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum (the “Excess Stated Value”), the converting Holder shall have the option to require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Stated Value, plus accrued dividends on all shares of Preferred Stock being converted, divided by (y) the closing sale price of the Common Stock on the Original Issue Date, and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder’s pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the “Discount Equivalent”), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 8) for the Excess Stated Value. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

(b) (i)Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(iii) of this Subpart (i) of Article III), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash), and (iv) if the Company has elected and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such shares of Common Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates

Exhibit 3.1

evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

(ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes of this Subpart (i) of Article III, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each day after such third (3rd) Trading pay until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section of this Subpart (i) of Article III or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue Underlying Shares pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such Underlying Shares will be subject to the provision of this Section.

(iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes of this Subpart (i) of Article III, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate stated value of the shares of Preferred Stock for

Exhibit 3.1

which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(c)(i) The conversion price for each share of Preferred Stock (the “Conversion Price”) in effect on any Conversion Date shall be the lesser of (a) $4.00 (the “Initial Conversion Price”) and (b) 87% (the “Discount Rate”) multiplied by the average of the three (3) lowest Per Share Market Values during the twenty two (22) Trading Day period immediately preceding the applicable Conversion Date, provided, that such twenty two (22) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock was suspended from the NASDAQ or a Subsequent Market, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares, provided, however, that the Conversion Price shall not be less than the Floor (as defined in Section 8). The Floor (x) shall be decreased by 2% as of any Event Date (as defined below) and on each monthly anniversary thereof in accordance with this Section, (y) shall simultaneously be adjusted by the same ratio as the adjustments to the Conversion Price as a result of the provisions of Section 5(c)(ii)-(v), and (z) shall not apply in the event that the Common Stock is no longer listed on the NASDAQ or on it Subsequent Market. If: (a) an Underlying Securities Registration Statement is not filed on or prior to the Filing Date (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be “reviewed,” or not subject to further review, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), or (d) such

Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the “Effectiveness Period” (as defined in the Registration Rights Agreement), without being succeeded within ten (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended from the NASDAQ or a Subsequent Market for more than three (3) Business Days (which need not be consecutive days), (f) the conversion rights of the Holders are suspended for any reason or (g) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission’s notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an “Event,” and for purposes of clauses (a), (c), (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 10 day-period is

Exhibit 3.1

exceeded, or for purposes of clause (e) the date on which such three (3) Business Day-period is exceeded, being referred to as “Event Date”), then each of the Initial Conversion Price and the Discount Rate shall be decreased by 2% on the Event Date and each monthly anniversary thereof until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured (i.e., the Discount Rate would decrease to 85% as of the Event Date and 83% as of the one month anniversary of such Event Date). Commencing on the second month anniversary after the Event Date, the Holder shall have the option to either (x) require further cumulative 2% discounts to continue or (y) require the Company to pay to the Holder 2% of the aggregate Stated Values of the shares of Preferred Stock then held by such Holder, in cash, as liquidated damages and not as a penalty, on the first day of each monthly anniversary of the Event Date, until such time as the applicable Event is cured. Any decrease in the Initial Conversion Price and the Discount Rate pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company’s obligations under the Registration Rights Agreement.

(ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Initial Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and

Exhibit 3.1

effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

(iv)If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price f then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents, plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes of this Subpart (i) of Article III, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

(v)If the Company at anytime while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an “Appraiser”) selected in good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or

Exhibit 3.1

evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi)All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(vii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(i), (ii), (iii), (iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(ix) If (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (c) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or bf any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any

Exhibit 3.1

defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

(x) If the Company (i) makes a public announcement that it intends to enter into a Change of Contro1 Transaction (as defined in Section 8) or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 33% or more of the Common Stock (such announcement being referred to herein as a “Major Announcement” and the date on which a Major Announcement is made, the “Announcement Date”), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not include ng) the Announcement Date and (y) the Conversion Price that would otherwise have been in effect on the Conversion Date for such Preferred Stock but for the application of this Section. “Abandonment Date” means with respect to any proposed transaction or tender offer, exchange offer or other transaction fur which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

(d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of Section 3.1(b) of the Purchase Agreement.

(e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

Exhibit 3.1

(f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(g)Shares of Preferred Stock converted into Common Stock shall be canceled. The Company may not reissue any shares of Preferred Stock.

(h)Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimi1e telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Section 6. Optional Redemption.

(a) The Company shall have the right, exercisable at any time upon 20 Trading Days’ notice (an “Optional Redemption Notice”) to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below), provided, that the Company shall not be entitled to deliver an Optional Redemption Notice to the Holders if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company’s conversion obligations of all shares of Preferred Stock then outstanding, or (ii) the Underlying Shares then outstanding are not registered for resale pursuant to an effective Underlying Securities Registration Statement and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent in the

Exhibit 3.1

form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or a Subsequent Market. The entire Optional Redemption Price shall be paid in cash. Holders may convert (and the Company shall honor such conversions in accordance with the terms of this Subpart (i) of Article III) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 20th Trading Day after the receipt of an Optional Redemption Notice.

(b) If any portion of the Optional Redemption Price shall not be paid by the Company by the 20th Trading Day after the delivery of an Optional Redemption Notice, interest shall accrue thereon at the rate of 15% per annum until the Optional Redemption Price plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price remains unpaid after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either (i) demand conversion of all or any portion of the shares of Preferred Stock for which such Optional Redemption Price, plus interest thereof, has not been paid in full (the “Unpaid Redemption Shares”), in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder’s written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder’s notice of such election, return to the Holder all of the Unpaid Redemption Shares.

(c) The “Optional Redemption Price” shall equal the sum of (i) the product of (A) the number of shares of Preferred Stock to be redeemed and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the date of the Optional Redemption Notice or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (2) the Conversion Ratio calculated on the date of the Optional Redemption Notice, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

Section 7. Redemption Upon Triggering Events.

(a)Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), has the right exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater. If the Company fails to pay the redemption price hereunder in full pursuant to this Section within seven (7) days after the date of a demand therefor, the Company will pay interest thereon at a rate of 15% per annum, accruing

Exhibit 3.1

daily from such seventh day until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof.

A “Triggering Event” means anyone or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, role or regulation of any administrative or governmental body):

(i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

(ii)if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement;

(iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or on a Subsequent Market, in either case, for more than three (3) days (which need not be consecutive days);

(iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions of this Subpart (i) of Article III prior to the 10th day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms of this Subpart (i) of Article III;

(v)the Company shall be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction) or shall redeem more than a de minimis number of shares of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

(vi)an Event shall not have been cured to the satisfaction of the Holders prior to the expiration of thirty (30) days from the Event Date relating thereto;

(vii)the Company shall fail for any reason to deliver the certificate or certificates required pursuant to Section 5(b)(iii) or the cash pursuant to a Buy-In within seven (7) days after notice is deemed delivered hereunder; or

(viii)the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder.

Exhibit 3.1

Section 8. Definitions.For the purposes of this Subpart (i) of Article III, the following terms shall have the following meanings:

“Change of Control Transaction” means the occurrence of any of (i) an acquisition after July 30, 1998 by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company’s board of directors which is not approved by those individuals who are members of the board of directors on July 30, 1998 in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company’s securities continue to hold at least 33% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

“Common Stock” means the Company’s common stock, par value $.007 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Conversion Ratio” means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid late fees thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms of this Subpart (i) of Article III, and the denominator of which is the Conversion Price at such time.

“Exchange Agreement” means the Exchange Agreement, dated as of July 28, 1998, between the Company and the original Holder of the Preferred Stock.

“Floor” shall initially mean $2.50 (the “Initial Floor”), provided, that, if at any time after the Original Issue Date, the average Per Share Market Value for any five (5) consecutive Trading Days (such five Trading Day average, the “Reset Price”) is lower than the Initial Floor, the Floor shall be reset to the Reset Price. After such initial reset, if any, subsequent resets of the Floor may occur and shall be based upon the then most recent Reset Price. Notwithstanding the foregoing, subject to the adjustments contemplated in Sections 5(c)(i)-(v), the Floor shall not be less than $1.25.

“Junior Securities” means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

“Mandatory Redemption Amount” for each share of Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and all accrued dividends with respect to such share, and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

Exhibit 3.1

“Original Issue Date” shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Per Share Market Value” means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Purchase Agreement” means the Convertible Preferred Stock Purchase Agreement, dated as of June 30, 1998, between the Company and the original Holder of the Preferred Stock.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 30, 1998, between the Company and the original Holder of the Preferred Stock.

“Trading Day” means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Underlying Securities Registration Statement” means a registration statement that meets the requirement of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a “selling stockholder” thereunder.

Exhibit 3.1

“Underlying Shares” means, collectively, the shares of Common Stock into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms of this Subpart (i) of Article III.

(j) SERIES M PARTICIPATING CONVERTIBLE PREFERRED STOCK

Of the 10,000,000 shares of Preferred Stock authorized hereunder, 29,000 shares of Preferred Stock shall be designated as Series M Participating Convertible Preferred Stock (the “Series M Preferred Stock”), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

1. Dividends.

(a) Priority of Dividends. No dividends shall be declared or set aside for the Corporation’s Common Stock, 12% Cumulative Convertible Preferred Stock, Class A Preferred stock, Class B Preferred stock, Class C Preferred stock, Series D Preferred Stock or, except as permitted pursuant to Section III(g)(3)(b), any other class of capital stock of the Corporation (such Common stock, 12% Cumulative Convertible Preferred Stock, Class A Preferred Stock, Class B Preferred stock, Class C Preferred Stock, Series D Preferred Stock or, except as permitted pursuant to Section III(g)(3)(b), other class of capital stock of the Corporation being collectively referred to as “Junior Stock”), unless at the same time or prior thereto all accrued and unpaid dividends on the Series M Preferred Stock shall be declared, set aside and paid on all the then outstanding shares of Series M Preferred Stock. In the event that funds legally available for distribution on any Dividend Payment Date (as defined as Section 1(b) are insufficient to fully pay the cash dividend due and payable on such Dividend Payment Date to all holders of outstanding Series M Preferred Stock, then all funds legally available for distribution shall be paid in cash to holders of Series M Preferred Stock pro rata in accordance with the number of shares of Series M Preferred Stock held by such holder. Any remaining dividend amount owed to holders of the Series M Preferred Stock shall be accrued in accordance with Section 1 (b). After the payment of all accrued and unpaid dividends on the Series M Preferred Stock in accordance with this Section 1, the holders of the shares of Series M Preferred Stock shall be entitled to participate with the Common Stock in the issuance of any dividends on the Common Stock on a per share basis.

(b) Dividend Rate; Dividend Payment Dates. Each holder of the Series M Preferred Stock shall be entitled to received when and as declared by the Board of Directors, out of funds legally available therefor cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the Liquidation Price (as defined in Section 2(a)) of each share of the Series M Preferred Stock at the rate of ten percent (10%) per annum, from and including the Original Issue Date of such share (as defined in Section 4(f)(i)(B)) to and including the date on which such share ceases to be outstanding. The accrued dividends will be adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events (together referred to as “Recapitalization Events”) which affect the number of outstanding shares of the Series M Preferred Stock. Accrued dividends on the Series M Preferred Stock shall be payable out of funds legally available therefor on January 1, 1998 and thereafter quarterly on April 1, July 1, October 1, and January 1 of each year (each a “Dividend Payment Date”), to the holders of record of the Series M Preferred Stock as of the close of business on the

Exhibit 3.1

applicable record date. Dividends shall be fully cumulative and shall accrue on a daily basis based on a 365-day or 366-day year, as the case may be, without regard to the occurrence of a Dividend Payment Date and whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends “accrued” with respect to any share of Series M Preferred Stock as of the first Dividend Payment Date after the Original Issue Date, or as of any other date after the original Issue Date that is not a Dividend Payment Date, shall be calculated on the basis of the actual number of days elapsed from and including the original Issue Date, in the case of the first Dividend Payment Date and any date of determination prior to the first Dividend payment, or from and including the last preceding Dividend Payment Date, in the case of any other date of determination, to and including such date of determination which is to be made, in each case based on a year of 365 or 366 days, as the case may be (the “Dividend period”). Whenever the Board of Directors of the Corporation declares any dividend pursuant to this Section 1, notice of the applicable record date and related Dividend Payment Date shall be given in accordance with Section 4(n).

(c) Compounding of Dividends; Addition to Conversion Value and to Liquidation Price. On each Dividend payment Date, all dividends that have accrued on each share of Series M Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the corporation legally available for the payment of dividends), be added to the Conversion Value (as defined in Section 4(b)) of such share effective as of such Dividend Payment Date and shall remain a part thereof. All dividends that have accrued on each share of Series M Preferred Stock during any Dividend Period shall, to the extent not paid in full on the first Dividend Payment Date after the end of such Dividend Period for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Price of such share effective as of the first Dividend Payment Date after the last day of such Dividend Period and shall remain a part thereof to and including the date on which the Liquidation Price or Redemption Price of such share is paid in full to the holder of such share pursuant to Sections 2 or 6, respectively. No accrued dividends (or dividends accrued thereon) which have been added to the Liquidation Price or Conversion Value of any Series H Preferred stock may be subsequently declared or, except in accordance with Section 2 or 6, paid by the Corporation without the consent of the holders of a majority of the shares of Series M Preferred Stock.

(d) Pro Rata Declaration and Payment of Dividends. All dividends paid with respect to shares of the Series M Preferred Stock pursuant to this Section 1 shall be declared and paid pro rata to all the holders of the shares of Series M Preferred Stock outstanding as of the applicable record date.

2. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the sale of all or substantially all of its assets, or the merger or consolidation of the Corporation as a result of which the then shareholders of the Corporation do not continue to hold more than a 50% interest in the successor entity or a

Exhibit 3.1

transaction or series of related transactions in which the Corporation’s shareholders transfer more than 50% of the voting power of the Corporation (each such event, a “Liquidation”), except as provided in Section 2(b) below, the holder of each share of Series M Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before payment to the holders of Common Stock by reason of their ownership thereof, an amount (the “Liquidation Price”), payable in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), equal to (1) $2,750.00 per share, plus (ii) an amount equal to all dividends accrued on such share of Series M Preferred Stock since the Original Issue Date thereof which, pursuant to Section 1(c), have been added to and remain part of the Liquidation Price as of such time of determination, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the corporation legally available for the payment of dividends (the “Accrued Dividend Amount”), plus (iii) the difference in amount, if any, between the Accrued Dividend Amount and the amount necessary to effect a cumulative preferred return at the rate of ten percent (10%) per annum compounded annually since the original Issue Date thereof.

(b) If upon any such Liquidation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series M Preferred Stock and the holders of shares of the Class B Preferred Stock, Class C Preferred Stock and Series D Preferred Stock the full amount to which they shall be entitled, then the entire assets of the Corporation shall be distributed among the holders of shares of Series M Preferred Stock and the holders of shares of the Class B Preferred Stock, the Class C Preferred Stock and the Series D Preferred Stock ratably in proportion to the full amount to which such holders are entitled.

(c) After the payment of all preferential amounts required to be paid to the holders of Series M Preferred Stock and the holders of Preferred Stock, other than the Series M Preferred Stock, upon the Liquidation of the corporation, the holders of the shares of Series M Preferred Stock shall be entitled to participate with the Common Stock in the distribution of all remaining assets and funds of the corporation available for distribution to its shareholders.

3. Voting Rights.

(a) Each holder of shares of Series M Preferred Stock shall be entitled to votes equal in the aggregate to the number of votes to which the number of whole shares of Common Stock into which the shares of Series M Preferred Stock held by such holder are convertible would be entitled (as adjusted from time to time pursuant to Section 4 of this Subpart (j) of Article III), at each meeting of the shareholders of the Corporation (and for purposes of written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Corporation for their action or consideration. Except as otherwise provided herein or required by law, holders of shares of Series M Preferred Stock shall vote with the holders of shares of Common Stock and any other class of stock entitled to vote and not as a separate class. Any class vote pursuant to this Section 3 or required by law shall be determined by the holders of a majority of the shares of Series M Preferred Stock as of the applicable record date.

Exhibit 3.1

(b) The Corporation shall not amend, alter or repeal the preferences, privileges, special rights or other powers of the Series M Preferred Stock so as to affect adversely the Series M Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series M Preferred Stock, given in writing or by vote at a meeting, consenting or voting las the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any Preferred Stock having an equal right or a preference or priority over the Series M Preferred Stock as to the right to receive dividends or amounts distributable upon Liquidation of the Corporation shall be deemed to affect adversely the Series M Preferred Stock. In addition, the holders of the Series M Preferred Stock shall have the right to vote as a class on all matters requiring their vote or approval under, and in the manner set forth in, the Florida Business Corporation Act.

(c) After the original Issue Date, the Corporation shall not, and shall not permit any of its subsidiaries to, without the consent or affirmative vote of the holders a majority of the then outstanding shares of the Series M Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class:

(i) amend, modify or repeal the Articles of Incorporation or Bylaws of the Corporation or the Articles of Incorporation, Bylaws, Operating Agreement or other organizational document of any subsidiary, or take any action with respect to the creation, authorization, designation or issuance of any class or series of equity securities of the Corporation or any Subsidiary or any option, warrants or other rights to receive any class or series of equity securities of the Corporation or any subsidiary (other than pursuant to employee benefit or incentive plans in effect as of October 9, 1997 or described in the Corporation’s definitive proxy statement for its 1997 annual shareholders meeting);

(ii) effect any merger, recapitalization or consolidation with or into another entity, or enter into any binding share exchange or similar transaction with any entity;

(iii) sell, transfer, lease or dispose of all or substantially all of its assets in one transaction or a series of related transactions, or liquidate, dissolve or wind-up its affairs;

(iv) sell, transfer, dispose of, lease, pledge or encumber (a “disposition”), or engage in a series of related dispositions, of any assets (including rights) having a value, in the aggregate for such transaction or series of transactions, in excess of $250,000;

(v) lease or otherwise acquire any assets having a value, in the aggregate, in excess of $250,000;

(vi) incur or prepay any indebtedness (or guarantee obligations of others or enter into any other guarantee or credit support arrangement) other than trade debt incurred in the ordinary course of business;

(vii) pay any dividend, or make other distributions or redemption payments with respect to any of its equity interests;

Exhibit 3.1

(viii) conduct or engage in any business other than the business in which it is presently engaged (and such other businesses as are reasonably ancillary thereto);

(ix) form and own, in whole or in part, one or more corporations, trusts, partnerships or other subsidiary entity;

(x) acquire, own or hold for investment any equity interests in another entity or any option, warrant, or other debt or equity interest convertible into or evidencing the right to acquire (whether or not for additional consideration) any equity interest in such entity;

(xi) enter into any transaction or agreement (or amend any agreement) with any affiliate of the Corporation or any of the Corporation’s shareholders;

(xii) adopt or amend its annual budget;

(xiii) hire, employ or discharge any of its executive officers, managers or key employees;

(xiv) engage or discharge its independent certified public accountants;

(xv) initiate or settle any litigation involving an amount in controversy in excess of $250,000;

(xvi) adopt or amend any employee benefit plan or program;

(xvii) enter into any commitment or series of related commitments involving a payment or payments of an aggregate amount in excess of $500,000;

(xviii) file for voluntary or involuntary protection under federal or state bankruptcy or insolvency laws or make any assignment for the benefit of creditors; or

(xix) take any action that would make it impossible for the Corporation or any of its subsidiaries to carry on its ordinary business or take any action that is in contravention of these Articles of Incorporation.

(d) In addition to and distinct from the matters described in Sections 3(b) and 3(c) above, holders of Series M Preferred Stock, voting as a separate class, shall have the right to elect two individuals to be members of the Corporation’s Board of Directors. Each director duly elected to the Board of Director of the Corporation in accordance with this Section 3(d) shall be subject to removal only at the request of the holders of a majority of the shares of Series M Preferred Stock.

4. Conversion at the Option of a Holder. The holders of the Series M Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Exhibit 3.1

(a) Right to Convert. Each share of Series M Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time prior to the fifth anniversary of the Original Issue Date, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Conversion Value (as defined below) of such share determined as of such time by (ii) the Conversion Price (as defined below) determined as of such time. In the event of a Liquidation of the Corporation, the Conversion Rights shall terminate at the c1ose of business on the last full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series M Preferred Stock.

(b) Conversion Value. The “Conversion Value” measured per share of the Series M Preferred Stock shall be the sum of (A) $2,750.00, plus (B) an amount equal to all dividends accrued on such share of Series M Preferred Stock since the original Issue Date which, pursuant to Section l(c), have been added to and remain part of the Conversion Value at such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the corporation legally available for the payment of dividends, plus (C) an amount equal to all dividends accrued on such share of Series M Preferred Stock since the most recent Dividend Payment Date through and including such time, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends.

(c) Conversion Price. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series M Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $2.75 or, in the case of an automatic conversion pursuant to Section 5 below, the lower of $2.75 or 50% of the average closing bid price of the Common Stock for the ten trading days immediately preceding the fifth anniversary of the original Issue Date (the “Conversion Price”). Such initial Conversion Price, and the rate at which shares of Series M Preferred Stock may be converted into shares of Common stock, shall be subject to adjustment as provided in this Section 4.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series M Preferred Stock pursuant to this Section 4 or Section 5. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(e) Mechanics of Conversion.

(i) In order for a holder of Series M Preferred Stock to convert shares of Series M Preferred Stock into shares of Common stock, such holder shall surrender the certificate or certificates for such shares of Series M Preferred Stock, at the office of the transfer agent for the Series M Preferred Stock (or at the principal office of the corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of Series M Preferred Stock represented by such certificate or certificates. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the corporation, duly executed by the registered holder or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or

Exhibit 3.1

by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series M Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. As of the Conversion Date, the person entitled to receive certificates of Common Stock shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which it is entitled upon the conversion.

(ii) The Corporation shall at all times when the Series M Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series M Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series M Preferred Stock.

(iii) All shares of Series M Preferred Stock which shall have been surrendered for conversion as herein provided in this Section 4 or which shall have been automatically converted pursuant to Section 5 shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, in the case of conversions pursuant to this Section 4, or the fifth anniversary of the Original Issue Date, in the case of automatic conversions pursuant to Section 5, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series M Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series M Preferred Stock accordingly.

(f)Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions.For purposes of this Section 4(f), the following definitions shall apply:

(A)“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding (I) options granted to employees or issued to consultants of the corporation or warrants which, in each such case, are outstanding as of the Original Issue Date, (II) any warrants issued in connection with or as a direct result of the issuance of Series M Preferred Stock pursuant to the Securities Purchase Agreement dated as of September 30, 1997, by and between the Corporation and winter Harbor, L.L.C. (the “Securities Purchase Agreement”), or (III) options granted to employees or consultants pursuant to stock option plans adopted by the Board of Directors and approved by the Compensation Committee of the Board of Directors after the Original Issue Date.

(B) “Original Issue Date” shall mean the date on which a share of Series M Preferred Stock was first issued.

(C)“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

Exhibit 3.1

(D)“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section(f)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(I)upon conversion of shares of Class B Preferred Stock, Class C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock outstanding on the original Issue Date;

(II) upon the exercise of Warrants issued under the Securities Purchase Agreement;

(III) as a dividend or distribution on Class B Preferred Stock, Class C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock;

(IV) in connection with an acquisition or other transaction by the Corporation~, in either case approved by the holders of at least a majority of the then outstanding shares of the Series M Preferred Stock, unless the corporation agrees to include such issuance in the definition of Additional Shares of Common Stock in connection with obtaining the approval of the holders of at least a majority of the then outstanding shares of the Series M Preferred Stock to such acquisition or other transaction;

(V) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III) and (IV) or this clause (V); or

(VI)upon the exercise of options excluded from the definition of “Option” in Section 4(f)(i)(A).

(ii) Adjustment of Conversion Price. If the consideration per share (determined pursuant to Section 4(f)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Common Stock, the Conversion Price shall be adjusted to such lower price per share at which such Additional Shares of Common Stock are being issued or deemed issued.

(iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities and the exercise of such Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on

Exhibit 3.1

such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(f)(v) of this Subpart (j) of Article III) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)No further adjustment in the Conversion Price shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) If such options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options or the rights of conversion or exchange under such Convertible Securities;

(C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price on the original adjustment date; and

(D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such option or Convertible Security.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(f)(iii), but excluding shares issued as a dividend or distribution as provided in Section 4(h) or upon a stock split or combination as provided in Section 4(g), without consideration or for a consideration per share (determined pursuant to Section 4(f)(v) of this Subpart (j) of Article III) less than the Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to such lower consideration per share at which such Additional Shares of Common Stock are being issued (or deemed issued).

Exhibit 3.1

(v) Determination of Consideration. For purposes of this Section 4(f), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A)Cash and Property. Such consideration shall:

(I)insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issuance, as determined in good faith by the Corporation’s Board of Directors; and

(III) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Corporation’s Board of Directors.

(B)Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(f)(iii), relating to Options and Convertible securities, shall be determined by dividing:

(I)the total amount, if any, received or receivable by the corporation as consideration for the issuance of such Options or Convertible securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities.

(g)Adjustments to Conversion Price for Diluting Issues. If the Corporation shall at any time or from time to time after the original Issue Date for the Series M Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon conversion of a share of the Series M Preferred Stock shall be proportionately increased. If the Corporation shall at any time or from time to time after the original Issue Date for the Series M Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be

Exhibit 3.1

proportionately increased and the number of shares of Common Stock issuable upon conversion of a share of the Series M Preferred Stock shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)Adjustments for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series M Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series M Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series M Preferred Stock then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series M Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series M Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(i) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series M Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series M Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series M Preferred Stock been converted on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series M Preferred Stock.

(j) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series M Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for

Exhibit 3.1

below), then and in each such event each holder of the Series M Preferred Stock shall have the right thereafter to convert each such share of Common Stock issuable upon the conversion of the Series M Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series M Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(k) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Corporation with or into another corporation, each share of Series M Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series M Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series M Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series M Preferred Stock.

(l) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series M Preferred Stock against impairment.

(m) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Subpart (j) of Article III and furnish to each holder of Series M Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series M Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series M Preferred Stock.

(n) Notice of Record Date. In the event:

(i) that the corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

Exhibit 3.1

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)of any reclassification of the Common Stock of the corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

(iv)of the Liquidation of the corporation;

then the corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series M Preferred Stock, and shall cause to be mailed to the holders of the Series M Preferred Stock at their last addresses as shown on the records of the corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A)the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation merger, or Liquidation.

5. Automatic Conversion.

(a)Immediately upon the fifth anniversary of the Original Issue Date, each share of the Series M Preferred Stock then outstanding shall be automatically converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the Conversion Value (as defined in Section 4) determined as of such time by (ii) the Conversion Price (as defined in Section 4) determined as of such time.

(b) On the date fixed tor conversion, all rights with respect to the Series M Preferred Stock so converted will terminate. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series M Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions of this Subpart (j) of Article III and cash as provided in Section 4(d) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

Exhibit 3.1

(c) All certificates evidencing shares of Series M Preferred Stock which are required to be surrendered for conversion in accordance with the provisions of this Subpart (j) of Article III shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series M Preferred Stock represented thereby converted into Common Stock for all purposes as of the date of conversion set forth in Section 5(a) above, notwithstanding the failure of the holder or holders thereof to surrender such certificates.

6. Optional Redemption.

(a) At any time on or after a Change in Control (as such term is defined herein), each holder of Series M Preferred Stock may tender all (but not less than all) of its shares of Series M Preferred Stock to the Corporation, and thereupon the Corporation shall pay to such holder, in cash, an amount equal to the Fair Market Value of such shares, as determined in accordance with the procedure set forth herein payable with respect to such shares. The Corporation shall provide each holder of Series M Preferred Stock with a written notice of the occurrence of a Change in Control (addressed to the holder at its address as it appears on the stock transfer books of the Corporation), not earlier than sixty nor later than twenty days before the date of such occurrence. Any holder of shares of Series M Preferred Stock that elects to have such shares redeemed shall notify the Corporation of such election in writing. Such notice shall specify a date for optional redemption payments to be made, which shall be a date not earlier than the date of the occurrence of the Change in Control (the “Redemption Date”). If on the Redemption Date sufficient funds of the corporation are not legally available to redeem all outstanding shares of Series M Preferred Stock so tendered for redemption, then funds to the extent legally available shall be used for such redemption pro rata according to the number of shares of Series M Preferred Stock so tendered (a “Partial Redemption”) as of the Redemption Date. The corporation shall make additional Partial Redemptions beginning thirty days after the Redemption Date and each thirty days thereafter until all tendered shares of Series M Preferred Stock have been redeemed.

(b) For purposes of this Section 6, a “Change in Control” shall be deemed to have occurred at such time as (i) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner”, (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power required to elect or designate for election a majority of the corporation’s Board of Directors, or (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the corporation’s Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Corporation was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or who have been elected by the holders, as of October 9, 1997, of the Corporation’s Common Stock) cease for any reason to constitute a majority of the Board of Directors then in office.

Exhibit 3.1

(c) For purposes of the provisions of this Section 6, the Fair Market Value of the shares of the Series M Preferred Stock shall be determined in accordance with the procedures set forth in this Section 6(c).

(i) The Fair Market Value of the shares of the Series M Preferred Stock shall be equal to the price that would be payable with respect to the shares if all of the assets of the Corporation were sold to a third party in a transaction structured to maximize cash sale proceeds, treating the business of the Corporation as a going concern, and the Corporation then had been dissolved and liquidated and its remaining assets distributed to its shareholders in accordance with their equity interests in the Corporation (and without any discount for a minority position or illiquidity), after first deducting from the cash proceeds resulting from such sale and any other cash on hand held by the corporation all liabilities of the Corporation (determined in accordance with generally accepted accounting principles, and giving effect to any brokerage fees that would be required to be paid in connection with any such sale). Within the thirty-day period following the delivery of the holder’s election to have its shares of Series M Preferred Stock redeemed, the Corporation and such holder shall negotiate in good faith in an effort to reach mutual agreement as to the Fair Market Value of the shares.

(ii) If the Corporation and such holder are unable to reach agreement as to the Fair Market Value of the shares within such thirty-day period, the Fair Market Value of the shares shall be determined by an appraisal process as set forth herein. Each of the Corporation and such holder shall designate, within fifteen days after the conclusion of the thirty-day negotiation period referred to above, an independent and experienced telecommunications industry appraiser (each individually an “Appraiser” and collectively the “Appraisers”). The Appraisers shall be instructed to complete their appraisals of the Fair Market Value of the shares by no later than thirty days after their appointment. If the determination of the Appraiser with the higher determination is not greater than 110% of the determination of the other Appraiser, the Fair Market Value shall be equal to the average of the determinations of the two Appraisers; provided, however, if the higher determination is greater than 110% of the lower determination, then the two Appraisers shall jointly select a third Appraiser within ten days after the first date on which both of such two Appraisers have delivered their reports. Such third Appraiser shall deliver its report of its good faith determination of the Fair Market Value of the shares within thirty days after such appointment, and in such case the Fair Market Value shall be equal to the average of the closest determinations; provided, however that if the highest and lowest of such three determinations differ from the middle determination by an equal amount, the Fair Market Value shall be equal to such middle determination. The cost of all such appraisals shall be borne by the Corporation.

7. Preemptive rights.

(a) Each holder of the Series M Preferred Stock shall be entitled to a preemptive right to purchase its pro rata share of all or any part of any New Securities (as defined below) which the Corporation may, from time to time, propose to sell and issue. Such holder’s pro share, for purposes of this preemptive right, is the ratio that the number of whole shares of Common Stock into which the shares of Series M Preferred Stock held by such holder are convertible plus the number of shares of any other class of Common Stock or Preferred Stock (on a fully diluted

Exhibit 3.1

basis) then held by the holder bears to the total number of shares of Common Stock of the Corporation on a fully-diluted basis then outstanding.

(b) Except as set forth in the next succeeding sentence, “New securities” shall mean any shares of capital stock of the corporation, including Common Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, “New Securities” does not include (i) securities offered to the public generally pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act of 1933, as amended, (ii) securities issued in the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or in a transaction governed by Rule 145 under the Exchange Act, (iii) options exercisable for Common Stock issued to employees or consultants of the corporation outstanding as of the Original Issue Date or options issued to employees pursuant to a stock option plan adopted by the Board of Directors and approved by the holders of Series M Preferred Stock after the Original Issue Date, (iv) shares of Common Stock issued on conversion of outstanding Class B Preferred Stock, Class C Preferred Stock, Series D Preferred Stock or Series M Preferred Stock; (v) shares of Common Stock issued upon exercise of warrants (A) outstanding as of the Original Issue Date or (B) issued in connection with the sale of Series M Preferred under the Securities Purchase Agreement, (vi) stock issued pursuant to any rights or agreements, including without limitation convertible securities, options and warrants, provided that the preemptive rights established by this Section 7 shall apply with respect to the initial sale or grant by the Corporation of interests in its capital stock pursuant to such rights or agreements, or (vii) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation.

(c) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give the holders of the Series M Preferred Stock written notice of its intention, describing the type of New Securities, and the price and terms upon which the Corporation proposes to issue the same. Each holder of Series M Preferred Stock shall have thirty days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

(d) If any holder fails to exercise such preemptive right within said thirty-day period, the Corporation shall have ninety days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty days from the date of said agreement) to sell the New Securities not elected to be purchased by holders of the Series M Preferred Stock at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Corporation’s notice. In the event the Corporation has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety-day period (or sold and issued New Securities in accordance with the foregoing within sixty days from the date of said agreement), the Corporation shall not thereafter issue or sell any of such New Securities, without first offering such securities in the manner provided above.

Exhibit 3.1

(k) SERIES N CONVERTIBLE PREFERRED STOCK

Of the ten million (10,000,000) shares of Preferred Stock authorized hereunder, twenty thousand (20,000) shares of Preferred Stock shall be designated as Series N Convertible Preferred Stock (the “Series N Preferred Stock”), shall have a par value of $10.00 per share, and shall have the following rights and preferences:

1. Dividends. If and when dividends are declared by the Board of Directors on the shares of Common Stock, the holders of Series N Preferred Stock shall be entitled to receive the same dividend as declared on the shares of Common Stock based on the number of shares of Common Stock which would have been held by the holder of each issued and outstanding share of Series N Preferred Stock, if that share of Series N Preferred Stock had been converted in accordance with Section III(k)(4) below to shares of Common Stock immediately prior to the record date for the dividend.

2. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the sale of all or substantially all of its assets, or the merger or consolidation of the Corporation as a result of which the then shareholders of the Corporation do not continue to hold more than a 67% interest in the successor entity or a transaction or series of related transactions in which the Corporation’s shareholders transfer more than 33% of the voting power of the Corporation (each such event, a “Liquidation”), except as provided in Section III(k)(2)(b) below, the holder of each share of Series N Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before payment to the holders of Common Stock by reason of their ownership thereof, an amount (the “Liquidation Price”), payable in cash (and, to the extent sufficient cash is not available for such payment, property at its fair market value), equal to $1,000.00 per share.

(b) If upon any such Liquidation the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series N Preferred Stock and the holders of shares of the Class C Preferred Stock, the Series F Preferred Stock and the Series M Preferred Stock the full amount to which they shall be entitled, then the entire assets of the Corporation shall be distributed among the holders of shares of Series N Preferred Stock and the holders of shares of the Series F Preferred Stock ratably in proportion to the full amount to which such holders are entitled, prior to any distribution to holders of Class C Preferred Stock or Series M Preferred Stock.

3. Voting Rights. Each share of Series N Preferred Stock shall entitle the holder thereof to that number of votes which is equal to the number of shares of Common Stock into which such share of Series N Preferred Stock would be convertible if that share of Series N Preferred Stock had been converted in accordance with Section III(k)(4) below to shares of Common Stock immediately prior to the record date for the vote.

4. Conversion Into Common Stock. The holder of the Series N Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Exhibit 3.1

(a) Right to Convert. Each share of Series N Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after January 15, 1999, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Conversion Value (as defined below) of such share by (ii) the Conversion Price (as defined below). In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series N Preferred Stock.

(b) Conversion Value. The “Conversion Value” of each share of Series N Preferred Stock shall be $1,000.00.

(c) Conversion Price.

(i)The Conversion Price (the “Conversion Price”) shall be determined in the manner set forth in subsection (II)(k)(4)(c)(ii) below and without regard to the provisions of subsection (III)(k)(4)( c )(iii) below; provided, however, that when, as and if a plurality of eligible voting shares outstanding approve the use of the provision set forth in Section (III)(k)(4)(c)(iii) in lieu of that provision set forth in subsection (III)(k)(4)(c)(ii) for purposes of determining the Conversion Price hereunder at a duly convened shareholders meeting then from and after the date of such vote, the Conversion Price shall be computed as set forth in subsection (III)(k)(4)(c)(iii) and without regard to the provisions set forth in subsection (III)(k)(4)(c)(ii).

(ii)The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series N Preferred Stock without the payment of additional consideration by the holder thereof shall initially be $2.78. The Conversion Price shall reset (“Reset”) to the lowest of, but in no event lower than $1.25, (i) 110% of the average trading price for any 20 day period subsequent to the date any Series N Preferred Stock is first issued (the “Original Issue Date”), (ii) the price at which common stock or common stock equivalent is issued (whether by Conversion, exercise or otherwise, but excluding options granted to employees or issued to consultants of the Company or warrants which, in each such case, are outstanding as of the Original Issue Date), (iii) the exercise price or conversion rate of any new options, warrants, preferred stock or other convertible security (excluding options granted to employees, directors or consultants pursuant to stock option plans adopted by the Board of Directors and approved by the Compensation Committee or the Board of Directors after the Original Issue Date), and (iv) if at any time the “Conversion Price” set forth in Section III(j)(5)(c) for which the Series F Convertible Preferred Stock is converted into the Corporation’s Common Stock is less than the applicable Conversion Price for the Series N Preferred Stock then in effect, then and in any such event, the Conversion Price for the Series N Preferred Stock shall be reduced to equal the Conversion Price of the Series F Convertible Preferred Stock. The Conversion Price, and the rate at which shares of Series N Preferred Stock may be converted into shares of Common Stock, shall be subject to further adjustment as provided in this Section III(k)(4).

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series N Preferred Stock pursuant to this Section III(k)(4). In lieu of any

Exhibit 3.1

fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(e) Mechanics of Conversion.

(i)In order for a holder of Series N Preferred Stock to convert shares of Series N Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series N Preferred Stock at the office of the transfer agent for the Series N Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent)) together with written notice that such holder elects to convert all or any number of the shares of Series N Preferred Stock represented by such certificate or certificates. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series N Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. As of the Conversion Date, the person entitled to receive certificates of Common Stock shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which it is entitled upon the conversion.

(ii) The Corporation shall at all times when the Series N Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series N Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series N Preferred Stock.

(iii) All shares of Series N Preferred Stock which shall have been surrendered for conversion as herein provided in this Section III(k)(4) shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series N Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series N Preferred Stock accordingly.

(f) [Reserved.]

(g) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date of first issuance of any shares of Series N Preferred Stock (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon conversion of a share of the Series N Preferred Stock shall be proportionately increased. If the Corporation shall at any time or

Exhibit 3.1

from time to time after the Original Issue Date combine the outstanding shares of Common Stock the Conversion Price then in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock issuable upon conversion of a share of the Series N Preferred Stock shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series N Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series N Preferred Stock then in effect by a fraction:

(i)the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of, which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series N Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series N Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(i)Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series N Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series N Preferred Stock been converted on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series N Preferred Stock.

(j)Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series N Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization,

Exhibit 3.1

reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event each holder of the Series N Preferred Stock shall have the right thereafter to convert each such share of Common Stock issuable upon the conversion of the Series N Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series N Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(k) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Corporation with or into another corporation, each share of Series N Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series N Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section III(k)(4) set forth with respect to the rights and interest thereafter of the holders of the Series N Preferred Stock, to the end that the provisions set forth in this Section III(k)(4) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series N Preferred Stock.

(l) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section III(k)(4) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series N Preferred Stock against impairment.

(m)Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section III(k)(4), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Subpart (k) of Article III and furnish to each holder of Series N Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series N Preferred Stock, furnish or cause to refurnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series N Preferred Stock.

(n)Notice of Record Date. In the event:

(i)that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

Exhibit 3.1

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

(iv) of the Liquidation of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series N Preferred Stock, and shall cause to be mailed to the holders of the Series N Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.

ARTICLE IV

VOTING RIGHTS

Each holder of Common Stock is entitled to one vote for each share of Common Stock that he holds on each matter submitted to a vote at a meeting of shareholders.

ARTICLE V

BOARD OF DIRECTORS

1. Number. The property, business, and affairs of the corporation shall be managed and controlled by the Board of Directors. The number of directors of the corporation shall not be less than five nor more than nine, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be five until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of a director at that time in office. As used in this

Exhibit 3.1

Article V, the term “whole Board” means the total number of directors which the corporation would have if there were no vacancies.

2. Classes. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors acting by a majority of the directors then in office and any directors so chosen would hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

3. Removal. Any director may be removed by the vote of a majority of the whole Board of Directors, but only for cause. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (a) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction: or (b) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal. In addition, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.

4. Vacancies. Any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, the creation of a new directorship by an increase in the authorized number of directors, or otherwise shall be filled by a majority vote of the directors then in office, though less than a quorum of the entire Board of Directors. Directors so chosen to fill any vacancy shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

5. Amendment, Alteration, Repeal, Etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote in the election of directors shall be required to amend, alter, or repeal or to adopt any provision inconsistent with, this Article V.

ARTICLE VI

[Reserved.]

Current Registered Agent and Office: REGISTERED AGENT SOLUTIONS, INC.

Exhibit 3.1

155 OFFICE PLAZA DR. SUITE A

TALLAHASSEE, FL 32301

Exhibit 3.1

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 5% Series F Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.007 per share (the “Common Stock”), of Heritage Global Inc. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations: __________________________________________

Date to Effect Conversion

__________________________________________

Number of shares of Preferred Stock to be Converted

__________________________________________

Number of shares of Common Stock to be Issued

__________________________________________

Applicable Conversion Price

__________________________________________

Signature

__________________________________________

Name

__________________________________________

Address

27891925.3